Form C

Cover Page

Name of issuer:

Kwame Palace LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: TX

Date of organization: 1/7/2008

Physical address of issuer:

3515 Sycamore School Rd
Fort Worth TX 76133

Website of issuer:

http://www.kwamebaah.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

8/17/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$265,426.00	$250,230.00
Cash & Cash Equivalents:	$210,646.00	$220,450.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$15,000.00	$7,500.00
Long-term Debt:	$64,500.00	$75,000.00
Revenues/Sales:	$135,200.00	$124,485.00
Cost of Goods Sold:	$40,500.00	$43,631.00
Taxes Paid:	$0.00	$0.00
Net Income:	$28,089.00	$21,515.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Kwame Palace LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Richard Samuel	Advisor	Self Employed	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
George Baah	CEO	2008
Heidi Baah	Vice President	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
George Baah	Membership Interest	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> We are a new shoe brand company and it is really difficult to get our brand into stores. This may continue to be a problem and could be detrimental to our growth
>
> We make all our shoes in Ghana and therefore, there is the risk of shipment delay which some times impact our ability for timely delivery. This can affect our profit.
>
> The company continued sales growth will depend upon, among other factors, our ability to secure and maintain supply key whole sale account with retail stores.
>
> The company continued sales growth will depend upon, among other factors, our ability to maintain and increase our production capacity.

Statements have not been independently verified.
No party has been engaged to verify the accuracy or adequacy of any of the factual statements contained in this document or the agreements. No legal counsel nor any other party has been engaged to verify any statements relating to the experience, skills, contacts or other attributes of the managers, officers and employees of the Company, or to the anticipated future performance of the Company.

Any projections of future performance provided to you may prove to be incorrect.
The financial projections of the Company and projections relating to the future market for the Company's potential products are based upon current assumptions as to future events and conditions which the Company believes to be reasonable as of the date thereof, but which are inherently uncertain and unpredictable. The assumptions may prove to be incomplete or incorrect and unanticipated events and circumstances may occur. Because of such uncertainties, and the other risks outlined herein, the actual results of the Company's future operations can be expected to be different from those projected, and such difference may be material and adverse. Potential investors should consider the projections underlying assumptions, reach their own conclusions as to the reasonableness of those assumptions and evaluate the projections based on that analysis.

Stable business environment.

The laws in Ghana is sometimes not fully enforced by government and therefore the rule of law sometimes does not work. We depend on the Ghanaian government to enact stable policies that will be consistently followed by citizens to ensure a stable environment exist for our artisans to work and therefore protect our investments.

Overcoming corruption in Ghana.

Corruption is a big problem in Ghana and government officials at port entry makes it more difficult for business who failed to pay bribes by failing to complete entry documents products needed to be exported by business. They can even sometimes arrange for someone to steal your product at the port entry if a business failed to pay the requested bribe. All these can lead to lost of investment.

Supply of electricity.

The population growth in Ghana has also created a more demand on energy which the energy infrastructure in Ghana is currently not built to provide. This results in plan "block-out" by the government and sometimes affect our production.

Poor infrastructure.

Roads are poor and in some cases extremely congested, with inevitable impacts on supply chain operations and movement of personnel. This sometimes create theft and vandalism.

Losing customers

We could have a potential loss of our current customer base and would need to continue to acquire new customers to remain profitable.

State and Local Licensing Requirements

We are subject to all changes in State and Local Licensing Requirements which has potential to be detrimental to our business

CEO Voting Power

Mr George Baah currently has 100% of the voting power, which could be concerning for future investors.

Trade disruptions between the United States and Ghana

We could be adversely affected by any trade disruptions between the US and Ghana.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,000**
Use of Proceeds:	Upgrade factory equipment's: See Specifics below (1) Cost of two sets of Ornamental Double Needle Industrial Leather Shoe Upper Sewing Machine = $10, 400. (2) One set of computerized shoe heat vacuum Vulcanizing oven machine = $15,500 (3) Estimated cost of shipping machines to Ghana = $9,000 (4) Estimated cost duty charges at the port of Ghana= $12,600 (5) $2,500 Wefunder Intermediary Fee

If we raise: **$100,000**

Use of Proceeds: (1) Cost of two sets of Ornamental Double Needle Industrial Leather Shoe Upper Sewing Machine = $10, 400. (2) One set of computerized shoe heat vacuum Vulcanizing oven machine = $15,500 (3) Estimated cost of shipping machines to Ghana = $9,000 (4) Estimated cost duty charges at the port of Ghana= $12,600 Marketing and future product development: (5) Cost of 2018 marketing campaign = $29,000 (6) Cost of developing sneaker lines for 2018 production =$ 18,500 (7) $5000 Wefunder Intermediary Fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 10% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 2x their principle investment (the repayment amount).

Investors who fund the first $50,000 of the fundraise will receive 2.5x their principal.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

This is an LLC and there have been no units authorized yet

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns. Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the unitholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.For example, the unitholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The unitholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The unitholders have the right to redeem their securities at any time. Unitholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the

Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	SB Loan Administration
Issue date	05/01/16
Amount	$75,000.00
Outstanding principal plus interest	$64,500.00 as of 02/15/18
Interest rate	7.25% per annum
Maturity date	05/01/23
Current with payments	Yes

This loan was given by SB Loan Administration to buy inventory. We are current with our payments.

Loan

Lender	Quick Bridge
Issue date	01/01/17
Amount	$10,000.00
Outstanding principal plus interest	$15,000.00 as of 02/15/18
Interest rate	19.0% per annum
Maturity date	08/01/18
Current with payments	Yes

We are ahead of payments and this month (February 2018) this balance is down to $12,000 and we aim to pay this debt off as soon as possible.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Our mission is to alleviate poverty by providing sustainable, economically just employment for skilled artisans in Ghana. We blend contemporary design with traditional Ghanaian fabrics to produce handcrafted footwear that is comfortable, stylish, durable and affordable. We achieved 11.25% profit growth year over year from 2015 to 2017 through our wholesale Free People account and fine art trade shows.

Our ambition is to become a renowned company that designs shoes and accessories of a unique character and the highest quality. To build on our historical growth, we want to firmly establish our online store and expand into the wholesale market in the US and overseas.

Milestones

Kwame Palace LLC was incorporated in the State of Texas in January 2008.

Since then, we have:

- 11.25% profit growth year over year from 2015 to 2017.

- Wholesale account with Free People .

- Featured in Forbes, Star-Telegram, CBS DFW, Indulge Magazine

- Sale representative in southern region.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $135,200 compared to the year ended December 31, 2016, when the Company had revenues of $124,485. Our gross margin was 70.04% in fiscal year 2017, compared to 64.95% in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $265,426, including $210,646 in cash. As of December 31, 2016, the Company had $250,230 in total assets, including $220,450 in cash.

- *Net Income.* The Company has had net income of $28,089 and net income of $21,515 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $79,500 for the fiscal year ended December 31, 2017 and $82,500 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, we would hope to raise further capital in 10 months. Our capital currently comes from revenue and we hope this will continue.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Kwame Palace LLC cash in hand is $10,646, as of January 2018. Over the last three months, revenues have averaged $10,000/month, cost of goods sold has averaged $3,635/month, and operational expenses have averaged $3,450/month, for an average net margin of $2,915 per month. We are currently profitable.

Kwame Baah was incorporated in 2008, however, we lost approximately $100,000 in the first year. This loss was due to the loss of our first cargo of raw materials and some equipment that was shipped to Ghana. Our Ghanaian shipping agent could not locate the cargo after it was released by the freight forwarder at the port of Ghana. Further police investigation yielded no results. Unfortunately, we did not purchase any cargo insurance and therefore we ended up with $100, 000 lost which includes cost of goods and shipping charges and police investigation fees. As a result, we decided to restructure our financial obligations and better reposition the company financially.

The company was re-launched in 2011; therefore, our historical numbers start in 2011. Our annual sales and total expenses for 2011 was $5,430 and $8,435 respectively. The net loss for that year was $3,005. In 2012, the annual sales and total expenses was $12,839 and $23,540. The net loss for that year was $10,701. We experienced a net loss again in 2013, which was $8,274. The annual sales and total expense for that year was $24,766 and $33,040. We made our first net profit in 2014, which was $5,001. The 2014 annual sales and total expense were $43,990 and $38, 989.

We continued to grow, and the net profit for the following year, 2015, was $26,151. Annual sales and total expense for 2015 were $113,981 and $87, 830. We had steady growth into 2016, and net profit for that year was $21,515. The sales and total expense for 2016 were $124,485 and $102,369. The total sales for 2017 were $135,200 and expenses were $107,111.

While the future is always uncertain, we hope to see continued growth as we venture into the wholesale market in upcoming years. We are aiming for our revenue to increase more than 114.4% in 2018 compare with 2017 as it can be seen on the projected matrix. This will be due to our entry into the wholesale. Our first small spring 2018 wholesale order will be delivered on April 1, 2018. Therefore, packaging and supply expense will increase by approximately $2,500. However, payment of $49,000 will be received from wholesales buyer at the end April 2018.

The funding we expect to receive through Wefunder will help us upgrade our factory and enable us to fulfill bigger orders that we expect in the summer. This will help increase our revenue. Also, our expenses will increase due to quarterly payments to the investors on the funding received through Wefunder.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, George Baah, certify that:

(1) the financial statements of Kwame Palace LLC included in this Form are true and complete in all material respects ; and

(2) the tax return information of Kwame Palace LLC included in this Form reflects accurately the information reported on the tax return for Kwame Palace LLC filed for the fiscal year ended 2017.

George Baah

CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.kwamebaah.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Kwame Palace Rev Share
- Kwame Palace Rev Share Early Bird

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- George Baah
- Heidi Baah
- Richard Samuel

Appendix E: Supporting Documents

- Operating_agreement__1_.pdf

INVEST IN KWAME BAAH SHOES

Alleviating poverty in Ghana with handcrafted footwear

“Our mission is to alleviate poverty by providing sustainable, economically just employment for skilled artisans in Ghana. We blend contemporary design with traditional Ghanaian fabrics to produce handcrafted footwear that is comfortable, stylish, durable, and affordable. We achieved 11.25% profit growth year over year from 2015 to 2017 through our wholesale Free People account and fine art trade shows.

George Baah
FOUNDER & PRESIDENT, KWAME BAAH SHOES

FOLLOW US FOR UPDATES
1 FOLLOWERS
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$0 raised of $50K goal

$100 min by Wefunder Portal LLC

INVEST

Revenue Share

10% of revenues | **2.0X** investment amount

Kwame Baah Shoes will pay investors 10% of revenues each quarter until 100% of your principal is returned plus 100% on top.

EARLY BIRD BONUS: 2.5X REVENUE SHARING

Investors who fund up to the first $50K of this fundraise will receive 100% of their principal and an additional 150% on top.

INVESTOR PERKS

$100+	receive Kwame Baah braided leather bracelet or headband
$250+	A pair of one of the following styles; dela, Maaami, Ewe, Dodzi, wufu, Kobena, Woeli, Eboama, Pem (see our website for style images www.kwamebaah.com)
$500+	A pair of one of the following styles;Fryie, Fifi, fufuu, Gya, Botwe, Kwodwo (see our website for style images www.kwamebaah.com)
$1,000+	A pair of one of the following styles; Fryie, Fifi, fufuu, Gya, Botwe, Kwodwo and a pair of a loafer (see our website for style images www.kwamebaah.com)
$2,500+	A pair of one of the following styles; Fryie, Fifi, fufuu, Gya, Botwe, Kwodwo and a pair of a loafer (see our website for style images www.kwamebaah.com). Plus additional one pair of new design release in 2018
$5,000+	A pair of one of the following styles; Fryie, Fifi, fufuu, Gya, Botwe, Kwodwo and a pair of a loafer (see our website for style images www.kwamebaah.com). Plus additional one pair of new design release in 2018/19
$10,000+	A pair of one of the following styles; Fryie, Fifi, fufuu, Gya, Botwe, Kwodwo and a pair of a loafer (see our website for style images www.kwamebaah.com). Plus additional one pair of new design release in 2018/19/20

OUR AMBITION

Our ambition is to become a renowned company that designs shoes and accessories of a unique character and the highest quality. To build on our historical growth, we want to firmly establish our online store and expand into the wholesale market in the U.S. and overseas.

KEY FACTS

- 11.25% profit growth year over year from 2015 to 2017.
- Registered more than $135,000 in sales in 2017.
- Secured a wholesale account with Free People.
- Featured in Forbes, Star-Telegram, CBS DFW, and Indulge Magazine.
- Sale representative in the southern region of the U.S.

DOCUMENTS

Fort_Worth_Shoe_Store_Owner_From_Ghana_Looks_To_Inspire___CBS_Dallas___Fort_Worth.MP4

kwamebaah.com

RETAIL MAIN STREET FASHION FASHION

Why I Like Kwame Baah Shoes

> *First day of wearing my sandals was touring all over Pearl Harbor -- a lot of walking! They were comfortable all day; required no breaking in. I love that the style is different without being too, "Out there!" Why wear the same sandals everyone else is wearing?!*

Brent Kooi
CUSTOMERS

THE BUZZ ABOUT KWAME BAAH SHOES

> *Business has been brisk so far, Baah says, and he believes his customers appreciate the ability to try on the shoes and see the brand's entire line. He's also filled the shop with a variety of giftables from Ghana, including jewelry made by his sister-in-law and Ghanaian kente cloth pillows sewn by his mother.*

Jenny Davis

Star-Telegram

Forbes

SAPVoice: Defeating Poverty In Ghana One Shoe At A Time

In 11 years, George Kwame Baah transitioned from a poverty-stricken life in his native Ghana to working as a full-time engineer in the United States, where he is founder and chief product designer of his own footwear e-commerce business, Kwame Baah.
October 5, 2017 @ forbes.com

FORT WORTH Star-Telegram

Fort Worth shoemaker changes lives, one sole at a time

Business has been brisk so far, Baah says, and he believes his customers appreciate the ability to try on the shoes and see the brand's entire line. He's also filled the shop with a variety of giftables from Ghana, including jewelry made by his sister-in-law and
June 25, 2015 @ star-telegram.com

CBS DFW

Fort Worth Shoe Store Owner From Ghana Looks To Inspire

A brand new shoe store is open in Fort Worth but it isn't your average shop. The Fort Worth man who opened it once lived his life 'barefoot' and now he's using his business to give others a step up.
May 10, 2015 @ dfw.cbslocal.com

Providing a Living Wage to Ghanaian Artisans Through Handcrafted Footwear



In 2011, Kwame Baah Brand was founded with the mission to provide sustainable, economically just employment for skilled artisans in Ghana. We blend contemporary design with traditional fabrics from Ghana to produce quality handcrafted footwear that is comfortable, stylish, durable, and affordable.

Our Story



George Kwame Baah grew up in Ghana under impoverished conditions. He was blessed to make it to the U.S. as an adult, where he attended university and got a job as an engineer. Whenever he visited his family in Ghana, his desire grew to find an avenue to help raise them out of poverty. Recollecting his childhood experience of making his own shoes from recycled tires, he was inspired to begin a shoe company. His vision was to design shoes and employ men and women in Ghana to handcraft them for the U.S. market.





Our Artisans Earn a Living Wage

Kwame Baah trains artisans from George's hometown, Akim-Oda, and nearby regions to make sandals and accessories following his own designs. Currently, we have 11 artisans that handcraft our designs at our workshop in Ghana. The living wage that this job provides for our employees has enabled them to improve their lives dramatically. Beyond being able to pay their bills and put decent food on the table, many have been able to rebuild marriage relationships that had been eroding due to financial hardship and are now providing their children with quality education.

We equip each sandal with a soft and comfortable leather insole that molds to your feet over time. Each sole is handcrafted from recycled tire to support our environment. We source all our leather from the U.S. and Italy. In addition to the genuine leather, we use the colorful, handwoven fabric of Ghana called Kente. Due to the varying designs in this fabric, no two sandals turn out looking exactly alike. There may even be variations within a pair, which lend a unique, asymmetrical pattern to our footwear.

We're Focusing on Marketing to Accelerate Growth

For the past five years, we have successfully marketed our footwear, mainly through trade shows and art festivals. We have also received enthusiastic recognition from a wide variety of media, including The Fort Worth Star-Telegram, Indulge Magazine, and Forbes. We have also secured a wholesale account with Free People and our first sales representative in the southern region of the U.S.

However, we are trying to expand our market, mainly into wholesale. To do this, we need the funds for more advertising. We also desire to design and produce non-seasonal footwear, such as sneakers and loafers this year. In order to accomplish this goal, we need to upgrade our equipment. Therefore, we are reaching out to investors to be on this journey with us. We hope that investors will be motivated to join us, not only because we are introducing a unique, quality product into the marketplace, but also because lives are being significantly improved through the success of this company.

Annual Sales of Kwame Baah



$5,430.00
$12,839.00
$24,766.00
$43,990.00
$113,981.00
$124,485.00
135200
2011
2012
2013
2014
2015
2016
2017

Founder



George Baah

Founder & President

George grew up very poor in Ghana, making his own sandals. Now a successful engineer, he has a passion to help his people to a better life.

AND THE REST OF THE TEAM



Heidi Baah

Vice President

Heidi has always looked for opportunities to alleviate global poverty, working with NGO's in Brazil, Ethiopia, and Uganda before joining Kwame Baah.



Jeannette Cannon

Graphic Designer
Photographer

Jeannette works as a freelance photographer. She loves capturing the lives of people in developing countries to garner support for their chance at a better life.



Jeremy Cannon

Chief Branding Officer

Jeremy worked for 20 years for a popular luxury magazine. He loves using his expertise in design to further the cause of raising people out of poverty

Interview

– COLLAPSE ALL

WF: What inspired you to start Kwame Baah Shoes?

KB: The desire and inspiration to start Kwame Baah Shoe brand came in part from a value in my native culture, which promotes financially supporting family members and even other townsfolk who need financial help.

I grew up in Ghana under impoverished conditions, but I was blessed to make it to the USA as an adult, where I attended university and got a job as an engineer. Once I had a decent income, I started supporting my mom and younger brothers (still in Ghana) and would help other family members and friends as I was able. However, I grew to feel that this method of giving hand-outs might not be sustainable for me and ultimately was not in the best interest of those I was helping. I really wanted to find a way to "help them help themselves" over the long-term. That's when I got the idea to start a shoe company in which I would design shoes but employ my family and others in Ghana to manufacture them for the Western market. The inspiration for choosing shoes as my product came from my childhood experience of having to make my own shoes (out of old car tires) and later having to repair shoes on the street as a meager source of income. Thus, my inspiration to start the company came out of the desire to own my responsibility to care for those less fortunate than me, but to do it in a way that would have more far-reaching effects.

WF: What's new about what you're making? How is it different?

KB: We blend Ghanaian aesthetics and contemporary patterns to design high-quality shoes with an ethnic flavor. The design is based on styles and fabrics from Ghana that are not typically seen in the US, however, we also focus on comfort and durability.

We equip each sandal with a soft and comfortable leather insole that molds to your feet over time. Each sole is handcrafted from recycled tires to support our environment. We source all our leather from the USA and Italy. In addition to the genuine leather, we use the colorful, handwoven fabric of Ghana called Kente. Due to the varying designs in this fabric, no two sandals turn out looking exactly alike, and there may even be variations within a pair, which lend a unique, asymmetrical pattern to our footwear.

Many "fun" or "funky" shoes are often cheaply made and interesting to look at, but uncomfortable to wear for long periods of time. Our customers often comment that they've never seen shoes quite like these before. They also frequently say that these are the most comfortable shoes and they can wear them for a long time without getting uncomfortable. In addition, many say these shoes have lasted them through much more wear than they were expecting.

WF: How do you make money?

KB: Kwame Baah Shoes generates revenue by designing and manufacturing quality footwear at low cost and for selling at a moderate profit margin to consumers.

WF: How big is the market?

KB: Per the Allied Market Research, the Global Footwear Market is expected to garner $371.8 billion by 2020, registering a CAGR of 5.5% during the forecast period 2015 - 2020. The footwear industry has been growing at a steady pace over the past few years. Analysis of the report includes various types of footwear, including athletic and non-athletic shoes used by individuals of all age groups and gender. The rising demand for fancy, trendy, yet comfortable footwear among all age groups is a key factor driving the global footwear industry. The global footwear market is segmented by type of footwear, end users of footwear, various platforms for sale of footwear, material used, and their sales across various geographies. Asian countries such as China and India are major exporters of leather footwear across developed countries (UK and U.S.).

Leather footwear is a premium product, occupying a significant market share in the global market for footwear. Additionally, rising health concerns are influencing individuals to perform indoor and outdoor physical activities. This trend has generated a high demand for athletic shoes, in turn increasing the demand for footwear. Over the past decade, the global market for footwear has witnessed a steady growth and is anticipated to continue at the same pace in the years to come. The estimation of the global market is based on revenue generated by the sale of footwear across different geographic regions.

Consumers of footwear consist of individuals of different age groups and gender. The improved spending capabilities of individuals, changing lifestyles, and a rising number of working professionals has increased the spending capability of individuals. This is occurring especially in the developing countries and leading to further expansion of the overall market for footwear.

The goal of Kwame Baah Shoes is to become a major player in the global footwear market by exporting its design to the United States and in Europe.

WF: How do you acquire customers?

KB: We gain customers (accounts) by going to trade shows and selling online.

WF: Who are your competitors? How are you different?

KB: Our main style competitor is Olukai. However, they are not a shoe company with a cause and story like we are. Toms is also a competitor where the "cause" is concerned, but we have a different model than them. Also, neither of these companies are utilizing the unique Ghanaian look that sets our shoes apart.

Kwame Baah trains artisans from George's hometown, Akim-Oda, and nearby regions to make sandals and accessories following his own designs. Currently, we have eleven artisans that handcraft our designs at our workshop in Ghana. The living wage that this job provides for our employees has enabled them to improve their lives dramatically. Beyond being able to pay their bills and put decent food on the table, many have been able to rebuild marriage relationships that had been eroding due to financial hardship and are now providing their children with quality education.

WF: What do you understand about your business that others don't get?

KB: We believe a company should not consider just their profit margin, but also consider how they can positively impact the people within the community where the company operates in order to build up the economy as a whole. That's why our mission is to furnish quality shoes to one side of the globe while lifting people out of poverty on the other side. We not only provide a living wage for our employees, but we also provide training so that they can develop their skills. This furthers their ability to sustain themselves but also advances the sustainability of our company.

We also understand that for a shoe to sell well over the long-term, it needs to be both comfortable and stylish (many shoes are just one or the other). Thus, we strive to meet this criteria with every shoe we design and make.

WF: What's your biggest risk? What keeps you up at night?

KB: My biggest risk was putting all my life savings into the company. Even now, I still have to work my engineering job to keep the company alive. My goal is to see our employees able to sustain themselves. If we fail to sufficiently sell the product, our employees won't be able to put food on the table, quite literally. That is a cause for anxiety! The team is working diligently to ensure company growth to a point that would permit me to take a salary. I am hoping by the end of this year the company will be at a financial position that allows me to take a salary.

Ask a Question

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ASK QUESTION

George Baah Founder & President FOUNDER Oct 24

What motivated you to start Kwame Baah Shoes?

George Baah Founder & President FOUNDER Oct 24

The desire to see family and friends having the capacity to take of themselves.

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RISKS

1. We are a new shoe brand company and it is really difficult to get our brand into stores. This may continue to be a problem and could be detrimental to our growth

2. We make all our shoes in Ghana and therefore, there is the risk of shipment delay which some times impact our ability for timely delivery. This can affect our profit.

3. The company continued sales growth will depend upon, among other factors, our ability to secure and maintain supply key whole sale account with retail stores.

4. The company continued sales growth will depend upon, among other factors, our ability to maintain and increase our production capacity.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Kwame Baah Shoes is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

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George Kwame Baah

Founder and president of product development at Kwame Baah Brand

Kwame Baah Brand • Prairie View A&M University

Fort Worth, Texas • 383

InMail ···

(https://twitter.com/SalesBaah)

Experience

Founder and president of product development
Kwame Baah Brand
May 2016 – Present • 1 yr 10 mos
Dallas/Fort Worth Area

Design and create all Kwame Baah footwear and accessories
Manages all the business aspects Kwame Baah Brand

Founder and president of product development
Kwame Baah Brand
Jan 2011 – Present • 7 yrs 2 mos
Dallas/Fort Worth Area

Design and create all Kwame Baah footwear and accessories
Manages all the business aspects Kwame Baah Brand

Luminant

Principal Engineer
Luminant
Jan 2006 – May 2016 • 10 yrs 5 mos
Glen Rose Texas

• Responsible Engineer for the following BOP systems; Main Steam, Auxiliary Feedwater, and Reactor Make-up Water System
• Managed, Schedule and coordinate major segments of complex projects to meet safety, cost, schedule and quality objectives
• Serve as Check Valve Program Owner responsible for acoustic monitoring of check valves by acquiring from plant acoustic check valve data and reviewing this data to determine mechanical state the check valve is in.
• Provide engineering analysis of designs as required and participate in Capital/Q&M Projects at the plant.
• Seek industry and technology enhancements with potential for inclusion to plant and/or system improvement.
• Contribute to company objectives by preparing/presenting reports at various technical meetings/seminars.
• Comply with safety policy and procedures to ensure safe working environment, and participate in special project and committee assignment as required.
• Assess environmental impact on new projects, and maintain collaborative technical relationships by teaming with all stakeholders.
• Prepares 10CFR50.59 screens.
• Performs tasks in accordance with established expectations for nuclear safety and personnel safety.
• Performs engineering evaluations of components, systems, programs, processes.
• Maintain collaborative technical relationships by teaming with other Luminant business units and members of related industries.
• Performs complex engineering tasks of evaluation, problem solving, analysis, and planning to support site operations.

Education

Prairie View A&M University
Engineer's Degree, Mechanical Engineering, 3.33
2001 – 2005
Activities and Societies: 04/03-05/04 Ingersoll Representative for ASME, Prairie View A and M University 04/03-05/04 President for National Engineering Honor Society (TAU BETA PI), Prairie View A and M University 2002-2003 Mr. Wesley Academic year, Prairie View A and M University, Wesley Foundation

Featured Skills & Endorsements

Engineering · 10 — Endorsed by **4 of George Kwame's colleagues at Luminant**

Product Develop... · 5 — Endorsed by **3 of George Kwame's colleagues at Luminant**

Energy · 4 — Endorsed by **2 of George Kwame's colleagues at Luminant**

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Interests

Westinghouse Electric Company
47,650 followers

NEI

Nuclear Energy Institute
13,753 followers

Crowdfunding Your Future
5,725 members



Hunter Walk in
Partner at Homebrew VC (fmr YouTub...
859,815 followers

Crowd Experts - Crowdfunding Pr...
2,826 members



Richard Branson in
Founder at Virgin Group
13,610,754 followers

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